SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 30, 2011
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.
In connection with the execution of an At-the-Market Issuance and Sales Agreement (the “Sales Agreement”) with McNicoll, Lewis & Vlak LLC (“MLV”), Ashford Hospitality Trust, Inc. (the “Company”) authorized the issuance of up to 700,000 shares of 8.55% Series A Cumulative Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”) and up to 700,000 shares of 8.45% Series D Cumulative Preferred Stock, par value $0.01 per share (“Series D Preferred Stock”). In connection with this share authorization, the Company filed Articles Supplementary with the Maryland State Department of Assessments and Taxation (the “Department”) classifying an additional 700,000 shares of the Company’s authorized preferred stock as Series D Preferred Stock on September 30, 2011. A copy of the Articles Supplementary is filed as Exhibit 4 to this Form 8-K and is incorporated herein by reference.
On September 30, 2011, the Company, as the sole member of the general partner of Ashford Hospitality Limited Partnership (the “Partnership”), caused the agreement of limited partnership of the Partnership to be amended (i) to designate and authorize the issuance of an additional 700,000 of the Partnership’s 8.45% Series D Preferred Units, liquidation preference $25.00 per Series D Preferred Unit and (ii) to clarify that all the Partnership’s Series D Preferred Units and all of the Partnership’s 8.55% Series A Preferred Units, liquidation preference $25.00 per Series A Preferred Unit have designations, preferences and other rights which are substantially the same as the economic rights of the Series D Preferred Stock and the Series A Preferred Stock, respectively. A copy of that amendment is filed as Exhibit 10 to this Form 8-K and incorporated herein by reference.
The net proceeds from the offering of the Series A Preferred Stock and Series D Preferred Stock to the Company will be contributed to the Partnership in exchange for Series A Preferred Units and Series D Preferred Units (with economic terms that mirror the terms of the Series A Preferred Stock and Series D Preferred Stock respectively). The offering of the preferred units to the Company is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.
The Series A Preferred Stock and Series D Preferred Stock will rank senior to the Company’s common stock and any other junior shares that the Company may issue in the future, and in parity with each other, and the Company’s Series E Cumulative Preferred Stock, and any other parity shares that the Company may issue in the future, in each case with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up, all as set forth, with respect to the Series A Preferred Stock, in the Articles Supplementary classifying 3,000,000 of the Company’s authorized preferred stock as Series A Preferred Stock filed with the Department on September 21, 2004, and with respect to the Series D Preferred Stock, the Articles Supplementary classifying 8,000,000 shares of the Company’s authorized preferred stock as Series D Preferred Stock filed with the Department on July 17, 2007.
Item 8.01. Other Events.
     Reference is hereby made to the registration statement of the Company on Form S-3 (File No. 333-162750), which became effective as of January 25, 2010, pursuant to which the Company registered the sale of debt and equity securities in accordance with the provisions of the Securities Act of 1933, as amended (the “Registration Statement”). Reference is also hereby made to the prospectus and the related prospectus supplement, which was filed with the Commission pursuant to Rule 424(b)(2) on September 30, 2011, with respect to up to 700,000 shares of the Company’s Series A Preferred Stock and up to 700,000 Shares of the Company’s Series D Preferred Stock.
     On September 30, 2011, the Company and the Partnership entered into the Sales Agreement with MLV, pursuant to which the Company will offer up to 700,000 shares of the Company’s Series A Preferred Stock and up to 700,000 shares of the Company’s Series D Preferred Stock from time to time through MLV, acting as agent. A copy of the Sales Agreement is filed as Exhibit 1 to this Form 8-K.
     On September 30, 2011, Hogan Lovells US LLP issued an opinion with respect to the legality of the issuance and sale by the Company of the shares of Series A Preferred Stock and Series D Preferred Stock to be sold pursuant to the Sales Agreement, a copy of which is filed as Exhibit 5 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
1*	At-the-Market Issuance and Sale Agreement, dated September 30, 2011, by and between Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership and McNicoll, Lewis & Vlak LLC

4*	Articles Supplementary Establishing Additional Shares of Series D Preferred Stock, dated as of September 30, 2011

5*	Opinion of Hogan Lovells US LLP, dated September 30, 2011, with respect to the legality of the shares of common stock being issued

10*	Amendment No. 7 to the Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated as of September 30, 2011

12*	Statement Regarding Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

*	Filed Herewith

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 30, 2011

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel